Exhibit 10.5

ROCKWELL AUTOMATION, INC.

RESOLUTION OF THE COMPENSATION AND
MANAGEMENT DEVELOPMENT COMMITTEE OF
THE BOARD OF DIRECTORS
ADOPTED ON FEBRUARY 5, 2003

     RESOLVED, that in connection with the alignment of the Corporation’s vacation policy for the Corporate Office with that of the Control Systems and Power Systems businesses, each employee who was on the Corporate Office payroll on March 31, 2001 and who has accumulated vacation as of December 31, 2002 relating to periods prior to January 1, 2002 shall receive by February 28, 2003 a cash payment in lieu of such accumulated vacation equal to the number of accumulated vacation hours as of December 31, 2002 multiplied by his or her base hourly salary; provided, however, that payments in lieu of accumulated vacation for the Named Officers (as defined in the 2003 Proxy Statement) shall be deferred until January 31 of the fiscal year after the Officer’s retirement or other termination of employment; and, provided, further, that in no event shall the amount of the payment exceed $99,900.